UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

UNIVERSAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 359-9311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2006, the Company entered into an Equity Underwriting Agreement with Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, UBS Securities LLC, LaSalle Financial Services, Inc. and Rabo Securities USA, Inc. (the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Company 200,000 shares (220,000 shares if the underwriters exercise in full their option to purchase additional shares of preferred stock) of the Company’s 6.75% Convertible Perpetual Preferred Stock (the “Securities”), without par value.

The full text of the Equity Underwriting Agreement is attached as Exhibit 1.1 to this report.

Item 8.01	Other Events.

The Certificate of Designation of the Securities, filed with the Virginia Secretary of the Commonwealth on March 16, 2006, attached as Exhibit 99.1 to this report, is incorporated herein by reference.

Exhibits.

Exhibit No.	Description

1.1	Equity Underwriting Agreement, dated as of March 16, 2006, between the Company and Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, UBS Securities LLC, LaSalle Financial Services, Inc. and Rabo Securities USA, Inc.

99.1	Certificate of Designation, filed with the Virginia Secretary of the Commonwealth on March 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: March 16, 2006	By:	/s/ Hartwell H. Roper
Hartwell H. Roper Vice President and Chief Financial Officer